SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2014

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Buckeye Drive

Milpitas, California

95035

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Creation of Series 1 Redeemable Preferred Stock for Chingis Share Exchange

On July 28, 2014, Integrated Silicon Solution, Inc. (the “Company) filed a Certificate of Designation, which was effective upon filing, to amend the Company’s Restated Certificate of Incorporation and authorize for issuance 324 shares of preferred stock to be designated as Series 1 Redeemable Preferred Stock (the “Series 1 Shares”). The Series 1 Shares are non-voting, are not entitled to receive dividends, and are not convertible into shares of common stock or any other securities of the Company.

The Series 1 Shares are being authorized to enable the Company to acquire the remaining less than 1.0% of the outstanding shares of common stock of Chingis Technology Corporation (“Chingis”) through a share exchange under the laws of Taiwan whereby the Company will exchange one one-thousandth (1/1000th) of a Series 1 Share for each outstanding share of Chingis common stock not already held by the Company (the “Exchange”). Following the Exchange, each Series 1 Share may be redeemed for cash at a price of $559.35 per share. If all 324 of the Series 1 Shares are redeemed, the aggregate cost to the Company will be approximately $181,229, and the Company will own 100% of the outstanding shares of Chingis.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: July 30, 2014	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer